Exhibit 10.26

Services side letter agreement dated August 18, 2026

BETWEEN:

(1) COINSHARES INTERNATIONAL LIMITED, a company incorporated in Jersey, Channel Islands (with registered number 102185) whose registered office is at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Company”); and

(2) VINE HILL CAPITAL PARTNERS LLC, a limited liability company incorporated in the State of Delaware whose registered address is 500 E Broward Blvd., Suite 900, Fort Lauderdale, FL 33394 (“VHCP”),

the Company and VHCP are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND

(A) VHCP and the Company have agreed that VHCP will provide certain transition services to the Company and its Associated Undertakings (in particular, CoinShares PLC) including, without limitation, general advice, feedback, assistance and support in relation to or in connection with investor relations matters and any other corporate, strategic, financial, operational or organisational matters on which the Parties may engage from time to time, in each case whether provided formally or informally, in writing or orally, and whether at the request of the Company or any of its Associated Undertakings or on VHCP’s own initiative (together, the “Services”).

(B) The Parties wish to set out the terms and conditions on which the Services will be provided by VHCP to the Company.

NOW IT IS AGREED as follows:

1. Definitions

1.1 “Associated Undertaking” means, in connection with a Party, any holding company, subsidiary company or associated undertaking of the Party (whether or not incorporated or with separate legal personality) or any subsidiary companies or undertakings of any such holding company (in each case irrespective of wheresoever incorporated or domiciled) and for the avoidance of doubt, in relation to the Company, the term “Associated Undertaking” expressly includes CoinShares PLC, being the ultimate holding company of the Company;

“Indemnified Party” means as the context requires, the relevant Party and their respective Associated Undertakings, members, managers, directors, officers and employees, and “VHCP Indemnified Parties” means the Indemnified Parties in respect of VHCP;

1.2 “Losses” means all losses, liabilities, damages, costs and expenses (including reasonable legal costs and expenses on a solicitor-and-own-client basis) of whatever nature and “Loss” shall be construed accordingly;

1.3 “Third Party Claim” means any claim, demand, action or proceeding brought or threatened by a third party against an Indemnified Party arising out of or in connection with the Services.

1.4 “NOA” means the non-disclosure agreement entered into between the Parties on or about the date hereof;

2. Indemnity

2.1. Subject to, clause 2.3 and clause 2.4, the Company shall indemnify, defend and hold harmless the VHCP Indemnified Parties from and against any Losses arising out of or in connection with any Third Party Claim to the extent that such Third Party Claim arises directly from or is attributable to the Services or the provision of the Services, the inaccuracy, incompleteness or misleading nature of any information, data or materials provided by the Company or its Associated Undertakings to VHCP for the purposes of the Services, or the Company’s or its Associated Undertakings’ use, modification, distribution, filing or publication of, or reliance on, any Work Product, except to the extent that such Losses arise from the fraud, gross negligence, wilful misconduct or material breach of this Agreement or the NOA of or by any VHCP Indemnified Party.

2.2 Subject to clause 2.3 and clause 2.4, VHCP shall indemnify, defend and hold harmless the Company and its Associated Undertakings, directors, officers and employees from and against any and all Losses suffered or incurred by them arising out of or in connection with any Third Party Claim to the extent that such Third Party Claim arises directly as a result of any grossly negligent act or omission, wilful misconduct, or fraud on the part of VHCP or its directors, officers or employees. Neither the provision of the Services or any Work Product on a gratis, informal or expedited basis, nor the mere existence of any error or omission in the Services or any Work Product, shall of itself constitute or be evidence of gross negligence, wilful misconduct or fraud on the part of any VHCP Indemnified Party for the purposes of this Agreement (including this clause 2.2 and clauses 2.1 and 2.3).

2.3 The indemnity provisions in clause 2.1 and clause 2.2 shall not apply to the extent that any Loss arises from or is attributable to:

(a) the fraud, wilful misconduct, gross negligence or material breach of this Agreement or the NOA of or by any Indemnified Party;

(b) any act or omission of an Indemnified Party in contravention of any applicable law or regulation.

2.4 Notwithstanding any other provision of this Agreement, neither Party shall be liable to the other, whether in contract, tort (including negligence), breach of statutory duty or otherwise, for any:

(a) loss of profit, loss of revenue, loss of business, loss of contracts, loss of goodwill, loss of anticipated savings, or loss of opportunity; or

(b) indirect or consequential loss or damage, arising out of or in connection with this Agreement, even if such loss was reasonably foreseeable or the Party had been advised of the possibility of such loss. This clause 2.4 shall not limit (i) the indemnities in clauses 2.1 and 2.2 in respect of amounts payable to a third party (including judgments, settlements and defence costs) in respect of a Third Party Claim, or (ii) either Party’s rights or remedies under or in respect of the NOA.

2.5 Without prejudice to clause 2.4, save in respect of fraud, gross negligence, wilful misconduct or liability that cannot lawfully be limited or excluded by operation of applicable law, and recognising that the Services are provided on a gratis basis and not under any formal arrangement or engagement, VHCP’s aggregate liability under or in connection with this Agreement, the Services and any Work Product shall not exceed the aggregate amount of fees (if any) actually paid by the Company to VHCP in respect of the Services (it being understood that this clause 2.5 shall not limit the Company’s rights or remedies under the NOA in respect of any breach of the NOA by VHCP, which shall be governed by the terms of the NOA).

3. Services

3.1 From time to time during the term of this Agreement, VHCP shall provide to the Company and/or its Associated Undertakings such of the Services as may be agreed between the Parties from time to time. VHCP represents and warrants that: (a) it has the requisite capacity and authority to provide the Services; and (b) the provision of the Services does not, to its knowledge, require VHCP to hold any regulatory authorisation, licence or registration that it does not currently hold. VHCP shall perform the Services in compliance with all applicable laws and regulations.

3.2 The Services are provided by VHCP on a gratis basis. The Company’s provision of the indemnity in clause 2.1 constitutes the consideration given by the Company for the provision of the Services on such basis.

3.3 All work product, materials, analyses, presentations and other deliverables created by VHCP in connection with or in relation to the Services (each “Work Product”) shall vest absolutely in the Company on creation and any such Work Product are advisory only and shall be reviewed and approved by the Company or as applicable an Associated Undertaking before being used or otherwise relied or acted upon, with the Company solely responsible for all decisions concerning the use of and reliance on the Work Product. VHCP hereby assigns all intellectual property rights in the Work Product to the Company. VHCP retains ownership of its pre-existing intellectual property, in respect of which it grants the Company a perpetual, royalty-free, irrevocable licence, solely to the extent incorporated into any Work Product and solely for the purposes of the use of such Work Product.

3.4 The Services shall be provide or performed by VHCP as an independent contractor and not as an agent, employee, partner, fiduciary, adviser or representative of the Company or any Associated Undertaking, and VHCP shall have no authority to bind or make representations on behalf of the Company or any Associated Undertaking.

3.5 The Company acknowledges and agrees, for itself and on behalf of its Associated Undertakings, that: (a) VHCP and its members, managers, officers, employees and other VHCP Indemnified Parties own, and may in the future acquire or dispose of, securities of CoinShares PLC (including securities subject to the Lock-up Agreement dated March 31, 2026) and may hold other interests in, or positions with, the Company and its Associated Undertakings; (b) the Services and any Work Product may relate to matters that affect, or could affect, the value of such securities or interests; and (c) such ownership, interests and positions, and any benefit derived from them, are known to and consented to by the Company and shall not, solely by reason thereof: (i) constitute or be deemed to constitute a conflict of interest, a breach of this Agreement or the NOA or of any duty (fiduciary or otherwise), or fraud, gross negligence or wilful misconduct on the part of any VHCP Indemnified Party; (ii) give rise to any fiduciary or similar duty owed by any VHCP Indemnified Party to the Company, any of its Associated Undertakings or their respective shareholders; or (iii) form the basis for avoiding, rescinding, limiting or refusing to perform any provision of this Agreement (including clause 2.1) or the NOA, or for denying any VHCP Indemnified Party the benefit thereof.

4. Termination

4.1 Either Party may terminate this Agreement at any time by giving not less than 30 days’ prior written notice to the other Party.

4.2 Either Party may terminate this Agreement immediately on written notice if the other Party commits a material breach of this Agreement or the NOA which (if remediable) it fails to remedy within 14 days of written notice.

4.3 On termination for any reason, VHCP shall promptly deliver to the Company all Work Product in its possession. Termination shall not affect any accrued rights, remedies or liabilities. Clauses 1, 2, 3.3, 3.5, 6 and 7 shall survive termination.

5. Notices

5.1 Any notice given under this Agreement shall be in writing and served by hand, email or first class post to the address notified by each Party to the other from time to time. Notices by email shall be deemed received on the day of transmission (if before 17:00 on a business day) or the next business day.

6. General

This Side Letter may only be amended with the written agreement of both Parties.

This Side Letter may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

If any provision of this Side Letter is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

This Agreement shall take effect, and be deemed to have taken effect, on and from March 31, 2026 (the “Effective Date”). Without limiting the foregoing, the Services include, and this Agreement (including clauses 2 and 3) applies to, all services, advice, feedback, assistance and support provided by VHCP, and all Work Product created, on or after the Effective Date and prior to the date of this Agreement, as if this Agreement had been in force at the relevant time, and references to the term of this Agreement shall be construed accordingly. The Parties acknowledge and agree that the rights and obligations set out in this Agreement, taken as a whole, constitute good and valuable consideration for its application on and from the Effective Date.

7. Governing Law and Jurisdiction

This Side Letter and any matter, claim or dispute arising out of or in connection with it (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England.

Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of England as regards any such matter, claim or dispute.

IN WITNESS WHEREOF

this Side Letter has been entered into on the date stated at the beginning of it.

Signed by a duly authorized signatory
For and on behalf of
COINSHARES INTERNATIONAL LIMITED:

Signature:	/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Title:	Head of Corporate Services and Administration
Date:	19/08/2026

Signed by a duly authorized signatory
For and on behalf of
VINE HILL CAPITAL PARTNERS LLC:

Signature:	/s/ Nicholas A. Petruska
Name:	Nicholas A. Petruska
Title:	Managing Member
Date:	August 18, 2026

5